UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2011 (June 27, 2011)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 27, 2011, the Office of the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporation notified People’s United Financial, Inc. (“People’s United”) and its wholly-owned subsidiary, People’s United Bank (the “Bank”), that they had approved the proposed merger of Danversbank with and into the Bank (the “Danvers Merger”) and the related merger of Danvers Bancorp, Inc. (“Danvers”) with and into People’s United. The transactions are expected to close on June 30, 2011 with an effective time of 12:01 a.m. on July 1, 2011.

A copy of the press release dated June 28, 2011 relating to the approvals and anticipated closing date is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On June 28, 2011, People’s United issued a press release announcing the merger consideration to be received by Danvers shareholders in connection with the merger, based on final election results and application of the proration provisions set forth in the merger agreement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	The following Exhibit is filed herewith.

Exhibit No.	Description

99.1	Press Release dated June 28, 2011 re Approvals and Closing Date

99.2	Press Release dated June 28, 2011 re Merger Consideration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: June 28, 2011	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release dated June 28, 2011 re Approvals and Closing Date	99.1-1

99.2	Press Release dated June 28, 2011 re Merger Consideration	99.2-1